UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2012

Commission File Number 000-54530

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Moria 30 Avenue, Haifa, Israel 34572
(Address of principal executive offices)

888-333-8075
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On April 23, 2012, Robert Morris Price was appointed by Forex International Trading Corp. (the “Company”) to serve as the President, Chief Executive Officer, and Treasurer as well as Chairman of the Company.  Liat Franco resigned as an executive officer of the Company but will continue on as Director of the Board and Secretary of the Company.

There is no understanding or arrangement between Mr. Price and any other person pursuant to which he was appointed as an executive officer and director.  Mr. Price does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mr. Price has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Mr. Price has been involved in the private practice of law for the last 50 years and was admitted to the District of Columbia Bar in 1963, to the U.S. Supreme Court in 1967, and to Maryland and U.S. Court of Appeals, Fourth Circuit in 1976. Mr. Price received an AB from the University of South Carolina in 1959 and his law degree from the George Washington University in 1962.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

	By:	/s/ Robert Morris Price
Name: Robert Morris Price
Title: CEO, President, Secretary,
Treasurer and Chairman

Date: April 24, 2012 Haifa, Israel

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